Exhibit 99.2

NEWS RELEASE

FOR IMMEDIATE RELEASE	Media contacts:
January 16, 2007	Contacts listed at end of release

Verizon and FairPoint Agree to Merge Verizon’s Wireline
Businesses in Maine, New Hampshire and Vermont
With Current Operations of FairPoint

— Verizon to Spin Off These Wireline Businesses Prior to Merger —

FairPoint to Add Jobs, Provide Seamless Transition for Current Employees and
Invest in Increased Broadband Access for Consumers in Northern New England

NEW YORK — Verizon Communications Inc. (NYSE: VZ) and FairPoint Communications, Inc. (NYSE: FRP) today announced definitive agreements that will result in Verizon establishing a separate entity for its local exchange and related business assets in Maine, New Hampshire and Vermont, spinning off that new entity to Verizon’s stockholders, and merging it with and into FairPoint.

FairPoint, based in Charlotte, N.C., is a telecommunications provider with 31 local exchange companies in 18 states, serving the unique needs of customers in rural and small urban markets.  FairPoint provides an array of services, including local and long-distance voice, data, Internet and broadband.

Verizon’s Maine, New Hampshire and Vermont properties serve approximately
1.5 million access lines, approximately 180,000 DSL customers and approximately 600,000 long-distance customers (as of Sept. 30, 2006).

“We believe this transaction will create an opportunity for further investment in Maine, New Hampshire and Vermont, strengthen the region’s economy by creating jobs and improve service to customers through capital investment,” said Gene Johnson, chairman and CEO of FairPoint.  “At the same time, we have accelerated FairPoint’s growth through a single transaction, creating a much larger company with increased financial strength and flexibility that will continue to focus on maximizing value for investors.”

Virginia Ruesterholz, president of Verizon Telecom, said, “This deal is great for consumers.  They can count on continued top service from the new company that will have a focus on northern New England.  The transaction also ensures the fair and equitable treatment of employees in these New England states, who have performed outstanding work for our customers for many years.

“In our view,” Ruesterholz added, “this agreement provides a fair value for this property and allows Verizon to focus more intently on operations in other markets.  It shows how Verizon continually looks for creative and attractive ways to add value for our shareholders.”

Increased Employment and Broadband Availability

Approximately 3,000 Verizon company employees — those who support primarily the local phone business that is spun off — will continue employment with FairPoint after the merger.  Approximately 300 Verizon company employees in Maine, New Hampshire and

Vermont who provide national or regional support services will remain with the Verizon company that currently employs them.

FairPoint and Verizon will provide a smooth transition for employees.  FairPoint will honor the union labor agreements in these states and expects to work constructively with union leaders.  Subsequent to the merger, FairPoint expects to add approximately 600 positions to the current employee base serving the three states.  FairPoint will also strengthen the local operational presence and create new local service centers to deliver industry-leading customer service.

Additionally, FairPoint plans to significantly increase broadband availability in the region within the first 12 months after the merger is completed.

“Our goal at FairPoint is to respond to customers, and we will have sufficient scale to continue to offer enhanced services on a robust network platform,” said Johnson.  “That means we can deliver a broader range of communications products and services.”

The transaction is targeted to be completed within the next 12 months.  It requires approval from FairPoint stockholders, certain state and federal regulatory approvals, and satisfaction of other customary closing conditions.

Transaction Details, Tax-Free Distribution

Verizon’s local exchange and related business assets in Maine, New Hampshire and Vermont will be transferred to entities owned by a newly organized, wholly owned subsidiary of Verizon.  This new subsidiary will incur $1.7 billion of newly issued debt and will then be spun off to Verizon’s stockholders and immediately merged with and into FairPoint.

When the merger is completed, the companies conducting the Maine, New Hampshire and Vermont telephone and related business operations will be subsidiaries of FairPoint.  The combined business will be managed by FairPoint’s executive team.

Upon the closing of the transaction, Verizon stockholders will own approximately
60 percent of the new company, and FairPoint stockholders will own approximately 40 percent.  In connection with the merger, Verizon stockholders will receive one share of FairPoint stock for approximately every 55 shares of Verizon stock held as of the record date.  Both the spin-off and merger are expected to qualify as tax-free transactions, except to the extent that cash is paid to Verizon stockholders in lieu of fractional shares.

Verizon Communications will not own any shares in FairPoint after the merger.

The total value to be received by Verizon and its stockholders in exchange for these operations will be approximately $2.715 billion.  Verizon stockholders will receive approximately $1.015 billion of FairPoint common stock in the merger, based upon FairPoint’s recent stock price and the terms of the merger agreement.  Verizon will receive $1.7 billion in value through a combination of cash distributions to Verizon and debt securities issued to Verizon prior to the spin-off.  Verizon may exchange these newly issued debt securities for certain debt that was previously issued by Verizon, which would have the effect of reducing Verizon’s then-outstanding debt on its balance sheet.

The transaction includes Verizon’s switched and special access lines in the three states, as well as its Internet service, enterprise voice CPE (customer premises equipment) accounts, and long-distance voice and private line customer accounts (for customer private lines with beginning and ending points within the three states) that Verizon served in the region before the 2006 merger with MCI, Inc.  The transaction does not include the services, offerings or assets of

Verizon Wireless, Verizon Business (former MCI), Federal Network Systems LLC, Verizon Network Integration Corp., Verizon Global Networks Inc., Verizon Federal Inc. or any other Verizon businesses in these states.

FairPoint expects that the transaction will be accretive to the free cash flow of FairPoint upon completion of the transition, and it expects that its current annual dividend of $1.59 per share will continue unchanged following the closing.  All owners of FairPoint shares on dividend record dates after the merger is completed, including Verizon stockholders who will have received FairPoint shares in this transaction, will be eligible to receive declared dividends.

FairPoint’s management anticipates that the merged company will be able to generate improved operational performance through management focus, local/regional marketing and customer service initiatives, and future development of innovative technology and processes.

‘Building on Verizon’s Operating Strength’

 “FairPoint is a leading provider of communications services to rural communities.  Its commitment to quality customer service was a key factor in our decision to enter into this transaction with FairPoint,” Verizon’s Ruesterholz said.  “We know that FairPoint has a deep understanding of the local phone business and a determination to build on Verizon’s operating strength in this region.”

FairPoint’s Johnson said, “This is a value-creating event for multiple parties.  Customers, employees and shareholders will all benefit from the transaction.

“We are prepared to make additional investments in the state networks to maintain and improve the highly reliable, state-of-the-art networks in the three states,” he continued.  “We are confident that our experience as a major operator will enable us to provide outstanding service and innovative products for our new customers.  FairPoint’s established expertise in operating telephone properties in rural areas will now be leveraged in the new Maine, New Hampshire and Vermont markets.”

A Verizon transition team will work with FairPoint in the coming months to ensure customer accounts, billing information, and other assets from the operations are successfully transferred to FairPoint and that the transition is seamless for customers and employees.

Verizon was advised in the transaction by Merrill Lynch & Co.  Lehman Brothers acted as FairPoint’s lead financial advisor in this transaction.  Deutsche Bank Securities and Morgan Stanley also acted as advisers to FairPoint.

About Verizon

Verizon Communications Inc. (NYSE: VZ), a New York-based Dow 30 company, is a leader in delivering broadband and other wireline and wireless communication innovations to mass market, business, government and wholesale customers.  Verizon Wireless operates America’s most reliable wireless network, serving nearly 57 million customers nationwide.  Verizon’s Wireline operations include Verizon Business, which operates one of the most expansive wholly-owned global IP networks, and Verizon Telecom, which is deploying the nation’s most advanced fiber-optic network to deliver the benefits of converged communications, information and entertainment services to customers.  For more information, visit www.verizon.com.

VERIZON’S ONLINE NEWS CENTER: Verizon news releases, executive speeches and biographies, media contacts, high quality video and images, and other information are available at Verizon’s News Center on the World Wide Web at www.verizon.com/news.  To receive news releases by e-mail, visit the News Center and register for customized automatic delivery of Verizon news releases.

About FairPoint

FairPoint is a leading provider of communications services to rural communities across the country.  Incorporated in 1991, FairPoint’s mission is to acquire and operate telecommunications companies that set the standard of excellence for the delivery of service to rural communities.  Today, FairPoint owns and operates 31 local exchange companies located in 18 states offering an array of services, including local and long distance voice, data, Internet and broadband offerings.

This press release may contain forward-looking statements by FairPoint that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements related to potential cost savings and synergies expected to be realized in the merger. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint’s filings with the Securities and Exchange Commission, including, without limitation, the risks described in FairPoint’s most recent Annual Report on Form 10-K on file with the Securities and Exchange

Commission.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements.  All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.  Source: FairPoint Communications, Inc., www.fairpoint.com.

FairPoint intends to file a registration statement, including a proxy statement, and other materials with the Securities and Exchange Commission (“SEC”) in connection with the proposed merger.  We urge investors to read these documents when they become available because they will contain important information.  Investors will be able to obtain copies of the registration statement and proxy statement, as well as other filed documents containing information about FairPoint and the merger, at www.sec.gov, the SEC’s website, or at www.fairpoint.com/investor, when they are available.  Investors may also obtain free copies of these documents and the Company’s SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

FairPoint, Verizon, and FairPoint’s directors, executive officers, and other employees may be deemed to be participants in the solicitation of proxies from FairPoint stockholders with respect to the proposed transaction.  Information about FairPoint’s directors and executive officers is available in FairPoint’s proxy statement for its 2006 annual meeting of shareholders, dated April 24, 2006.  Additional information about the interests of potential participants will be included in the registration statement and proxy statement and other materials to be filed by FairPoint with the SEC.

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Media contacts:

Verizon:

Eric Rabe

908-559-3500

eric.rabe@verizon.com

John Bonomo (New England Media)

212-321-8033

john.j.bonomo@verizon.com

Bob Varettoni (Financial Media)

908-559-6388

robert.a.varettoni@verizon.com

FairPoint:

Brett Ellis (Investor Relations)

866-377-3747

bellis@fairpoint.com

Jennifer Sharpe (Media Relations)

704-227-3629

jsharpe@fairpoint.com